Exhibit 99.1

FOR IMMEDIATE RELEASE

SB Financial and Edon Bancorp Announce Agreement to Merge

State Bank and Trust Company expands footprint in Williams County, Ohio

Defiance, Ohio and Edon, Ohio, February 7, 2020 – SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial”), parent company of State Bank and Trust Company (“State Bank”), and Edon Bancorp, Inc. (Private) (“Edon Bancorp”), parent company of The Edon State Bank Company of Edon, Ohio (“Edon State Bank”), today jointly announced entry into a definitive agreement pursuant to which Edon Bancorp will be combined with SB Financial and Edon State Bank will merge with and into State Bank. The merger agreement was unanimously approved by the Boards of Directors of both bank holding companies and their subsidiary banks.

Under the terms of the transaction, shareholders of Edon Bancorp will receive $103.50 in cash in exchange for each share of Edon Bancorp common stock for a transaction valued in aggregate at approximately $15.5 million. The consideration represents approximately 135% of Edon Bancorp’s tangible book value per share as of December 31, 2019.

When finalized, the merger will give State Bank a presence in Edon, Ohio, strengthening the State Bank’s position in the Northwest Ohio region. The merger with Edon Bancorp is in keeping with SB Financial’s strategic goal of investing where it can best serve its customers, and these new communities are part of that.

“We’re excited to welcome Edon State Bank to the State Bank family,” said State Bank President and CEO, Mark Klein. “Both banks are deeply committed to their employees, their customers, and the communities they serve. We also share similar values of developing authentic relationships with customers, and being their trusted financial advisor.”

Lee Dick, Edon State Bank President and CEO added, “This transaction is beneficial to the shareholders, customers, and communities served by Edon State Bank. We are proud of what we have built here at Edon State Bank and are confident that our customers will continue to receive the community banking experience they have come to know in banking with us, while enjoying access to additional products and services that a larger community bank like State Bank can offer. Both organizations are pillars in their local markets, making this a good opportunity for our employees as well. We have confidence everyone involved will continue to be in good hands.”

Pending regulatory and Edon Bancorp shareholder approvals, SB Financial intends to complete the transaction in the second quarter of 2020. After completion of the merger, the combined entity is expected to have $1.1 billion in assets. For nearly 120 years State Bank has been committed to the success of the communities in which it operates. That commitment will extend to the existing Edon State Bank offices and surrounding communities that Edon State Bank has served since 1893.

Janney Montgomery Scott served as financial advisor to SB Financial and Hogan Lovells US LLP served as its legal counsel. Donnelly Penman & Partners served as financial advisor to Edon Bancorp and provided a fairness opinion to its Board of Directors. Howard & Howard served as Edon Bancorp’s legal counsel.

About SB Financial Group, Inc.

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company for the State Bank & Trust Company (State Bank) and SBFG Title, LLC dba Peak Title (Peak Title). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, private client services, mortgage banking and commercial and agricultural lending, operating through a total of 20 offices; 19 in nine Ohio counties and one in Fort Wayne, Indiana, and 25 full-service ATMs. State Bank has seven loan production offices located throughout the Tri-State region of Ohio, Indiana and Michigan. Peak Title provides title insurance and opinions throughout the Tri-State region. SB Financial’s common stock is listed on the NASDAQ Capital Market under the symbol “SBFG”.

About Edon Bancorp, Inc.

The Edon Banking Company was established in January 1893 as a co-partnership consisting of Oscar Eaton, Will W. Morrison, Theodore S. Carvin and I.E. Gardner. Oscar Eaton was president; I.E. Gardner, vice president; and Theodore S. Carvin, cashier. The Bank was incorporated in 1911 as The Edon State Bank Company of Edon, Ohio.

Forward-Looking Statements

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) failure of the shareholders of Edon Bancorp to approve the merger agreement; (3) failure to obtain governmental approvals for the merger; (4) disruptions to the parties' businesses as a result of the announcement and pendency of the merger; (5) costs or difficulties related to the integration of the business following the proposed merger; (6) the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; (7) changes in general business, industry or economic conditions or competition; (8) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (9) adverse changes or conditions in the capital and financial markets; (10) changes in interest rates or credit availability; (11) changes in the quality or composition of loan and investment portfolios; (12) adequacy of loan loss reserves and changes in loan default and charge-off rates; (13) increased competition and its effect on pricing, spending, third-party relationships and revenues; (14) loss of certain key officers; (15) continued relationships with major customers; (16) deposit attrition, necessitating increased borrowings to fund loans and investments; (17) rapidly changing technology; (18) unanticipated regulatory or judicial proceedings and liabilities and other costs; (19) changes in the cost of funds, demand for loan products or demand for financial services; and (20) other economic, competitive, governmental or technological factors affecting operations, markets, products, services and prices.

The foregoing list should not be construed as exhaustive, and SB Financial and Edon Bancorp undertake no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Additional Information About the Transaction

In connection with the proposed transaction, Edon Bancorp will distribute a proxy statement to its shareholders in connection with a special meeting of shareholders to be called and held for the purposes of voting on approval of the transaction and related matters.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS REGARDING THE PROPOSED TRANSACTION, EDON BANCORP’S SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ITS EXHIBITS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EDON BANCORP AND THE PROPOSED TRANSACTION.

Copies of the proxy statement will be mailed to all shareholders prior to the special meeting. Shareholders and investors may obtain additional free copies of the proxy statement when it becomes available by directing a request by telephone or mail to Edon Bancorp, 101 North Michigan Street, Edon, OH 43518.

Edon Bancorp and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Edon Bancorp in connection with the special meeting of shareholders. Information about the directors and executive officers of Edon Bancorp will appear in its proxy statement. Additional information regarding the interests of these participants and other persons who may be deemed participants in the proxy solicitation may be obtained by reading the proxy statement for the special meeting of shareholders when it becomes available.

Contacts:

Mark A. Klein, SB Financial Group, Inc.

Mark.Klein@YourStateBank.com or 419-783-8920

Lee Dick, Edon Bancorp, Inc.

ldick@edonstatebank.com or 419-272-2521

Member FDIC, Equal Housing Lender.

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